Exhibit 10.57

AMENDMENT NUMBER 2
TO THE
FOUNDATION COAL SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
THIS AMENDMENT is made this 11th day of December 2008, by the Foundation Coal Benefits Committee (the "Committee") and the President of Foundation Coal Corporation (the "President") to the Foundation Coal Supplemental Executive Retirement Plan, as initially adopted effective July 30, 2004 (the "Plan").
RECITALS
WHEREAS, Article VIII of the Plan provides that the Plan sponsor, Foundation Coal Corporation (the "Company"), has the authority to amend the Plan; and
WHEREAS, by action dated July 30, 2004, the Board of Directors of the Company (the "Board") delegated to the Committee and the President certain of the Board's authority to amend the Plan subject to certain limitations not herein relevant; and
WHEREAS, the Committee has determined that it is within its authority to amend the Plan to clarify certain provisions and to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").
AMENDMENT
NOW, THEREFORE, by unanimous consent of the Committee, the Plan is hereby amended as follows:
1.The "Introduction" section of the Plan shall be amended to add the following two new paragraphs to the end thereof:
The Plan is intended to comply with the requirements imposed by Section 409A of the Code on nonqualified deferred compensation plans (and the applicable guidance issued thereunder) and the terms of the Plan shall be interpreted consistently therewith.
The Plan constitutes a contractual obligation of the Company to pay the promised benefits in the future and is intended to be unfunded for purposes of both the Code and ERISA. Although assets may be set aside in an account or a separate Trust to provide the promised benefits, any assets so set aside will remain the assets of the Company and will be subject to the claims of the Company's general creditors. Participants and their beneficiaries will have only the status of general unsecured creditors with respect to any amounts set aside to provide benefits under the Plan.

2.    Section 1.4, "Change in Control" shall be amended in its entirety to read as follows:

1.4    Change in Control
Change in Control means a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the Company's assets. Whether there has been a Change in Control of the Company will be determined by the Committee in accordance with the guidance issued under Section 409A of the Code. For purposes of this Section 1.4:

(a)
A change in ownership of the Company occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company.

(b)	A change in the effective control of the Company occurs on the date that either:

(1)
any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or

(2)
a majority of members of the Company's Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board of Directors prior to the date of the appointment or election.

(c)
A change in the ownership of a substantial portion of the Company's assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

3.    Article I shall be amended to add a new Section 1.15A, "Separation from Service," as follows:
1.15A        Separation from Service

Separation from Service means a Participant's death, retirement or other termination of employment with Foundation Coal Corporation or one of its affiliates. Whether a Separation from Service has occurred shall be determined by the Committee based on all of the facts and circumstances and in accordance with the guidance issued under Section 409A of the Code. For purposes of this Plan, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed decreases to a level less than fifty percent (50%) of the average level of bona fide services performed during the immediately preceding thirty-six (36)-month period (or the full period of services to the Company and all affiliates if the Participant has been providing services to the Company and all affiliates less than thirty-six (36) months). For purposes of this Section 1.15A, the term "affiliate" shall mean a trade or business that, together with Foundation Coal Corporation, is a member of: (i) a controlled group of corporations, within the meaning of Section 414(b) of the Code, or (ii) a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code.
4.    Section 6.1 shall be amended in its entirety to read as follows:
6.1    Time and Form of Payment of Supplemental Benefit

(a)
A Participant's Supplemental Benefit shall be paid in the form of an actuarially equivalent lump sum cash payment. For purposes of the Plan, actuarial equivalence shall be computed on the basis of the actuarial assumptions specified in the Retirement Plan for such purpose. A Participant's Supplemental Benefit that is paid before a Participant's Normal Retirement Date shall be reduced in accordance with the provisions of the Retirement Plan governing payment of benefits before the "Normal Retirement Age" thereunder.

(b)
Except as otherwise provided in this Article VI, the payment of a Participant's Supplemental Benefit under the Plan shall be made on the later of: (1) the six (6) month anniversary of the date following the date of the Participant's Separation from Service or (2) the date the Participant is first eligible for either early retirement or normal retirement under the Retirement Plan

5.    Section 6.2 shall be amended in its entirety to read as follows:
6.2    Death Benefits
If a Participant dies before the payment of the Participant's Supplemental Benefit under the Plan is made and the Participant's Surviving Spouse is entitled to a death benefit under the Retirement Plan, the Participant's Surviving Spouse will be paid a death benefit under this Plan. The death benefit shall be equal to the Supplemental Benefit accrued by the Participant as of the date of the Participant's death. The death benefit shall be paid to the Surviving Spouse in an actuarial equivalent lump sum cash payment within ninety (90) days of the Participant's death. If a Participant dies without a Surviving Spouse, no death benefit will be provided under this Plan. The Surviving Spouse under the Retirement Plan, if any, shall be the Surviving Spouse for purposes of the death benefit under this Plan.
6.    Section 6.6 shall be amended in its entirety to read as follows:
6.6    Change in Control
In the event of a Change in Control, each Participant shall be paid the actuarial equivalent (determined using the actuarial assumptions specified in the Retirement Plan) of the Participant's Supplemental Benefit amount computed under Article V of the Plan as though the Participant experienced a Separation from Service on the date the Change in Control is deemed to have occurred. Such Supplemental Benefit shall be paid in the form of a lump sum cash payment within ninety (90) days after the date the Change in Control is deemed to have occurred, and if the payment date is before the date the Participant attains his Normal Retirement Date, such Supplemental Benefit shall be reduced in accordance with the provisions of the Retirement Plan governing the payment of benefits before the "Normal Retirement Age" thereunder.
7.    Any inconsistent provisions of the Plan shall be read consistent with this Amendment.
8.    Except as amended above, each and every other provision of the Plan, as it previously may have been amended, shall remain in full force and effect without change or modification.
9.    The effective date of this Amendment shall be December 31, 2008.
IN WITNESS WHEREOF, the undersigned have duly executed this Amendment.

FOUNDATION COAL BENEFITS COMMITTEE

By:	/s/ Michael A. Ciuchta
Michael A. Ciuchta, Chairman

By:	/s/ Michael R. Peelish
Michael R. Peelish, Member

By:	/s/ Frank J. Wood
Frank J. Wood, Member

FOUNDATION COAL CORPORATION

By:	/s/ Kurt D. Kost
Kurt D. Kost, President and Chief
Operating Officer

By:	/s/ James F. Roberts
James F. Roberts, Chairman and
Chief Executive Officer

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